                                                                     EXHIBIT 3.1

[LOGO] Industry Canada               Industrie Canada

CERTIFICATE                                  CERTIFICAT
OF AMENDMENT                                 DE MODIFICATION

CANADA BUSINESS                              LOI CANADIENNE SUR
CORPORATIONS ACT                             LES SOCIETES PAR ACTIONS

STANTEC INC.                                                                  301878-4
----------------------------------------------             -------------------------------------------------
Name of corporation-Denomination de la societe             Corporation number-Numero de la societe

I hereby certify that the articles of                      Je certifie que les statuts de la
the above-named corporation were amended:                  societe susmentionnee ont ete modifies:

a) under section 13 of the Canada Business          [ ]        a) en vertu de 1'article 13 de la Loi
   Corporations Act in accordance with the                        canadienne sur les societes par actions,
   attached notice;                                               conformement a l'avis ci-joint;

b) under section 27 of the Canada Business          [ ]        b) en vertu de 1'article 27 de la Loi
   Corporations Act as set out in the attached                    canadienne sur les societes par actions,
   articles of amendment designating a series                     tel qu'il est indique dans les clauses
   of shares;                                                     modificatrices ci-jointes designant une
                                                                  serie d'actions;

c) under section 179 of the Canada Business         [X]        c) en vertu de 1'article 179 de la Loi
   Corporations Act as set out in the attached                    canadienne sur les societes par actions,
   articles of amendment;                                         tel qu'il est indique dans les clauses
                                                                  modificatrices ci-jointes;

d) under section 191 of the Canada Business         [ ]        d) en vertu de l'article 191 de la Loi
   Corporations Act as set out in the attached                    canadienne sur les societes par actions,
   articles of reorganization;                                    tel qu'il est indique dans les clauses
                                                                  de reorganisation ci-jointes;

/s/ Director of Corporations Branch         MAY 17, 2002 / LE 17 MAI 2002

Director - Directeur                  Date of Amendment - Date de modification

[CANADA LOGO]

[LOGO]

Industry Canada     Industrie Canada
                                                     FORM 4                   FORMULE 4
Canada Business     Loi canadienne sur les     ARTICLES OF AMENDMENT    CLAUSES MODIFICATRICES
Corporations Act    societes par actions        (SECTION 27 OR 177)      (ARTICLES 27 OU 177)

1 -- Name of the Corporation - Denomination        2 -- Corporation No. - N(degree) de la societe
     sociale de la societe

STANTEC INC.                                                                 301878-4
---------------------------------------------------------------------------------------------------------------
3 -- The articles of the above-named corporation are    Les statuts de la societe mentionnee ci-dessus sont
     amended as follows:                                modifies de la facon suivante :


     Pursuant to section 173(1)(h) of the Canada Business Corporations Act, the Articles of the Corporation be amended by changing each of the Common Shares currently issued and outstanding in the capital of the Corporation into two (2) Common Shares.

Date                       Signature                               4 - Capacity of - En qualite de
                                                                       Secretary
    May 3, 2002            /s/ Jeffrey S. Lloyd
                           --------------------

For Departmental Use Only  Printed Name - Nom en lettres moulees
A l'usage du ministere     Jeffrey S. Lloyd
seulement
Filed - Deposee May/Mai - 6 2002

                                                                   [CANADA LOGO]

IC 3069 (2001/11)

[LOGO] Industry Canada        Industrie Canada

CERTIFICATE                                          CERTIFICAT
OF AMENDMENT                                         DE MODIFICATION

CANADA BUSINESS                                      LOI CANADIENNE SUR
CORPORATIONS ACT                                     LES SOCIETES PAR ACTIONS

STANTEC INC.                                                                  301878-4
----------------------------------------------          ----------------------------------------------------
Name of corporation-Denomination de la societe          Corporation number-Numero de la societe

I hereby certify that the articles of the                  Je certifie que les statuts de la societe
above-named corporation were amended                       susmentionnee ont ete modifies :

(a) under section 13 of the Canada Business        [ ]     a) en vertu de l'article 13 de la Loi canadienne
Corporations Act in accordance with the                    sur les societes par actions, conformement a
attached, notice;                                          l'avis ci-joint;

(b) under section 27 of the Canada Business        [ ]     b) en vertu de l'article 27 de la Loi canadienne
Corporations Act as set out in the attached                sur les societes par actions, tel qu'il est
articles of amendment designating a series of              indique dans les clauses modificatrices
shares;                                                    ci-jointes designant une serie d'actions;

(c) under section 179 of the Canada Business       [X]     c) en vertu de 1'article 179 de la Loi canadienne
Corporations Act as set out in the attached                sur les societes par actions, tel qu'il est
articles of amendment;                                     indique dans les clauses modificatrices
                                                           ci-jointes;

(d) under section 191 of the Canada Business       [ ]     d) en vertu de 1'article 191 de la Loi canadienne
Corporations Act as set out in the attached                sur les societes par actions, tel qu'il est
articles of reorganization.                                indique dans les clauses de reorganisation
                                                           ci-jointes.

/s/ Director of Corporations Branch

                                           OCTOBER 28, 1998/LE 28 OCTOBRE 1998
Director - Directeur                    Date of Amendment - Date de modification

[CANADA LOGO]

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[LOGO]

INDUSTRY CANADA          INDUSTRIE CANADA
                                                              FORM 4                    FORMULE 4
CANADA BUSINESS          LOI REGISSANT LES SOCIETES      ARTICLES OF AMENDMENT   CLAUSES MODIFICATRICES
CORPORATIONS ACT         PAR ACTIONS DE REGIME FEDERAL    (SECTION 27 OR 177)      (ARTICLE 27 OU 177)

1 - Name of Corporation - Denomination de la societe       2 - Corporation No - N(degree) de la societe

        STANLEY TECHNOLOGY GROUP INC.                      301878-4
-------------------------------------------------------------------------------------------------------

3 - The articles of the above-named corporation are      Les statuts de la societe ci-dessus sont
    amended as follows:                                  modifie de la facon suivante:

    Pursuant to subsection 173(1)(a) of the Canada Business Corporations Act, the Articles of the Corporation be amended by changing the name of the Corporation to "Stantec Inc."

Date                     Signature               Title - Titre

   October 15, 1998      /s/ Jeffrey S. Lloyd
                         --------------------

                              Jeffrey S. Lloyd             Secretary

                                                 FOR DEPARTMENTAL USE  ONLY - A
                                                 L'USAGE DU-MINISTERE SEULEMENT
                                                 Filed - Deposee OCT 28 1998

[LOGO] Industry Canada        Industrie Canada

RESTATED CERTIFICATE                                   CERTIFICAT
OF INCORPORATION                                       DE CONSTITUTION A JOUR

CANADA BUSINESS                                        LOI CANADIENNE SUR
CORPORATIONS ACT                                       LES SOCIETES PAR ACTIONS

STANLEY TECHNOLOGY GROUP INC.                                        301878-4
----------------------------------------------       -------------------------------------------
Name of corporation-Denomination de la societe       Corporation number-Numero de la societe

I hereby certify that the articles of                Je certifie que les statuts constitutifs de
incorporation of the above-named corporation         la societe susmentionnee ont ete mis a
were restated under section 180 of the Canada        jour en vertu de l'article 180 de la Loi
Business Corporations Act as set out in the          canadienne sur les societes par actions,
attached restated articles of incorporation.         tel qu'il est indique dans les statuts mis
                                                     a jour ci-joints.

/s/ Director of Corporations Branch

                                               JUNE 2, 1998/LE 2 JUIN 1998

Director - Directeur                        Effective Date of Restatement -
                                      Date d'entree en vigueur de la mise a jour

[CANADA LOGO]

[LOGO]

INDUSTRY CANADA   INDUSTRIE CANADA                       FORM 7               FORMULE 7
                                                  RESTATED ARTICLES OF   STATUS CONSTITUTIFS
CANADA BUSINESS   LOI REGISSANT LES SOCIETES         INCORPORATION           MIS A JOUR
CORPORATIONS ACT  PAR ACTIONS DE REGIME FEDERAL      (SECTION 180)          (ARTICLE 180)

---------------------------------------------------------------------------------------------------------------------------
1 - Name of Corporation - Denomination de la societe                     Corporation No. - N(degree) de la societe

    STANLEY TECHNOLOGY GROUP INC.                                        301878-4
---------------------------------------------------------------------------------------------------------------------------
2 - The place in Canada where the registered office is to be situated    Lieu au Canada ou doit etre situe le siege social

                                                             EDMONTON, ALBERTA
---------------------------------------------------------------------------------------------------------------------------
3 - The classes and any maximum number of shares that the                Categories et tout nombre maximal d'actions que la
    corporation is authorized to issue                                   societe est autorisee a emettre

      -     an unlimited number of Common Shares; and

      -     an unlimited number of Preferred Shares, issuable in series.

      3.1   COMMON SHARES

            The Common Shares shall have attached thereto the following rights, privileges, restrictions and conditions:

            3.1.1 Dividends

                  The holders of Common Shares shall be entitled to receive dividends and the Corporation shall pay dividends thereon, as and when declared by the board of directors of the Corporation out of moneys properly applicable to the payment of dividends, in such amount and in such form as the board of directors may from time to time determine and all dividends which the directors may declare on the Common Shares shall be declared and paid in equal amounts per share on all Common Shares at the time outstanding.

            3.1.2 Dissolution

                  In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled to receive the remaining property and assets of the Corporation.

            3.1.3 Voting Rights

                  The holders of the Common Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and shall have one vote for each Common Share held at all meetings of the shareholders of the Corporation, except for meetings at which only holders of another specified class or series of shares of the Corporation are entitled to vote separately as a class or series.

            3.1.4 Priority

                  3.1.4.1 The Common Shares shall rank junior to all other classes of shares of the Corporation with respect to a distribution of assets in the event of liquidation, dissolution or winding-up.

                  3.1.4.2 The Common Shares shall rank junior to the Preferred Shares with respect to entitlement to dividends.

3.2   PREFERRED SHARES

      The Preferred Shares, as a class, shall be designated as Preferred Shares and shall have attached thereto the following rights, privileges, restrictions and conditions:

      3.2.1 Issuable in Series

            The Preferred Shares may at any time and from time to time be issued in one or more series, each series to consist of such number of shares as may, before the issue thereof, be fixed by the board of directors of the Corporation.

      3.2.2 Establishment of the Attributes of the Series

            The board of directors of the Corporation is authorized before the issue of any Preferred Shares of any series, to determine the designation, rights, privileges, restrictions and conditions to be attached to each such series of Preferred Shares, including, without limitation:

            (a) the rate or rates, amount and method or methods of calculation of any dividends, whether cumulative, non-cumulative or partially cumulative, and whether such rate(s), amount or method(s) of calculation shall be subject to change or adjustment in the future, the currency or currencies of payment, the date or dates and place or places of payment thereof and the date or dates, if any, from which any such dividends shall accrue;

            (b) any rights of redemption or purchase or both and the redemption or purchase prices and terms and conditions of any such rights;

            (c) any rights of retraction vested in the holders of Preferred Shares of such series and the prices and terms and conditions of any such rights and whether any other rights of retraction may be vested in such holders in the future;

            (d)   any conversion or exchange rights;

            (e) any rights to receive the remaining property of the Corporation upon the dissolution, liquidation or wind-up of the Corporation, whether voluntary or involuntary, or any distribution of the assets or return of capital of the Corporation among its shareholders for the purpose of winding-up its affairs;

            (f)   any sinking fund or purchase fund;

            (g)   any voting rights; and

            (h) other provisions, if any, to be attached to each series of Preferred Shares,

            the whole subject to the issue by the Director appointed under the Canada Business Corporations Act, as amended from time to time, of a certificate of amendment in respect of articles of amendment in prescribed form to designate each series of Preferred Shares.

      3.2.3 Ranking

            No rights, privileges, restrictions or conditions attached to a series of Preferred Shares shall confer upon the shares of such series a priority over shares of any other series of Preferred Shares with respect to the payment of dividends or the return of capital in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any distribution of the assets or return of capital of the Corporation among its shareholders for the purpose of winding-up its affairs. The Preferred Shares shall rank senior to the Common Shares with respect to entitlement to dividends. The Preferred Shares shall rank senior to all other classes of shares with respect to a distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs. If any amount of cumulative dividends, whether or not declared, or declared non-cumulative dividends or any amount payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation in respect of the shares of a series of Preferred Shares is not paid in full, the shares of such series shall participate rateably with the shares of all other series of Preferred Shares in respect of all accumulated cumulative dividends, whether or not declared, and all declared non-cumulative dividends or all amounts payable on a return of capital in the event of the liquidation, dissolution or winding-up of the Corporation; provided, however, that in the event of there being insufficient assets to satisfy in full all such claims as aforesaid, the claims of the holders of the Preferred Shares with respect to repayment of capital shall first be paid and satisfied and any assets remaining thereafter shall be applied towards the payment and satisfaction of claims in respect of dividends. The Preferred Shares of any series may also be given such other preferences not inconsistent with this section 3.2.3 over any shares ranking junior to the Preferred Shares as may be determined by the terms of such series of Preferred Shares.

      3.2.4 Voting Rights

            Except as hereinafter referred to or as required by law or in accordance with any voting rights which may from time to time be attached to any series of Preferred Shares, the holders of the Preferred Shares as a class shall not be entitled as such to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation.

      3.2.5 Amendment with Approval of Holders of Preferred Shares

            The rights, privileges, restrictions and conditions attaching to the Preferred Shares as a class may be added to, changed or removed but only with the approval of the holders of Preferred Shares given as hereinafter specified in addition to any other approval required by the Canada Business Corporations Act or any other statutory provision of like or similar effect, from time to time inforce.

      3.2.6 Approval of Holders of Preferred Shares

            The approval of the holders of Preferred Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Preferred Shares as a class or of any other matter requiring the consent of the holders of the Preferred Shares as a class may be given in such manner as may then be required by law,subject to a minimum requirement that such approval be given by resolution signed by all holders of Preferred Shares or passed by the affirmative vote of at least two-thirds of the votes cast at a meeting of the holders of the Preferred Shares duly called for that purpose. The formalities to be observed with respect to the giving of notice of any such meeting or any adjourned meeting and the conduct thereof shall be those from time to time prescribed by the by-laws of the Corporation with respect to meetings of shareholders and as required by the Canada Business Corporations Act, as amended from time to time. On every poll taken at every meeting of holders of Preferred Shares as a class, each holder of Preferred Shares entitled to vote thereat shall have one vote in respect of each Preferred Share held.

-----------------------------------------------------------------------------------------------------------------
4 - Restrictions, if any, on share transfers             Restrictions sur le transfert des actions, s'il y a lieu
                                                      N/A
-----------------------------------------------------------------------------------------------------------------
5 - Number (or minimum and maximum number) of directors  Nombre (ou nombre minimal et maximal) d'administrateurs

    Minimum of three (3) and maximum of twenty (20).
-----------------------------------------------------------------------------------------------------------------
6 - Restrictions, if any, on business the                Limites imposees a l'activite commerciale de la societe,
    corporation may carry on                             s'il y a lieu
                                                      N/A
-----------------------------------------------------------------------------------------------------------------
7 - Other provisions, if any                             Autres dispositions, s'il y a lieu
                                                      N/A
-----------------------------------------------------------------------------------------------------------------
The foregoing restated articles of incorporation         Cette mise a jour des status constitutifs demontre
correctly set out, without substantive change the        exactement, sans changement substantial, les dispositions
corresponding provisions of the articles of              correspondants  des status constitutifs modifies qui
incorporation as amended and supersede the original      remplacent les status constitutifs originaus
articles of incorporation
-----------------------------------------------------------------------------------------------------------------
Signature               Date                             FOR DEPARTMENTAL USE ONLY -
                        D - J   M   Y - A                A L'USAGE DU MINISTERE DEULEMENT
                         14    05    98

/s/ Jeffrey S. Lloyd
--------------------

Title - Titre

   JEFFREY S. LLOYD, SECRETARY                           Filed - Deposee JUN 05 1998

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